James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
David W. Kington	Diane M. Bell	Anne L.B. Kober
R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
R. Barry Fraser	James A. Speakman	Kerstin R. Tapping
Ethan P. Minsky, 6, 7, 9	Brock H. Smith	Nicole M. Byres
D. Lawrence Munn, 8	John C. Fiddick	R. Glen Boswall
Hannelie G. Stockenstrom, 12	Bonnie S. Elster	Virgil Z. Hlus, 4
Samantha Ip	Jonathan L.S. Hodes, 1, 5	William L. Macdonald, 8
Aaron B. Singer	L.K. Larry Yen, 10	Peter M. Tolensky
Thea L. Koshman, 1	Tony Fogarassy	Allyson L. Baker, 3
Warren G. Brazier, 4	Amy A. Mortimore	Veronica P. Franco
Krista Prockiw	Brent C. Clark	Jane Glanville
Conrad Y. Nest, 10	C. Michelle Tribe	James T. Bryce, 1
Richard T. Weiland	Adam I. Zasada	Cam McTavish
Steve Veitch	Lisa D. Hobman	Valerie S. Dixon
Jonathan C. Lotz	Dianne D. Rideout	Tasha L. Coulter
David J. Fenrich	Kari Richardson	Vikram Dhir, 1
Adam M. Dlin	Marta C. Davidson	Sarah W. Jones
Michal Jaworski	Shauna K. Towriss	R. Brad Kielmann
Kyle M. Wilson

Associate Counsel: Michael J. Roman
Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

Canada	United States	International
1 Alberta	4 California	11 Hong Kong
2 Manitoba	5 Colorado	12 South Africa
3 Ontario	6 District of Columbia	13 United Kingdom
7 Florida
8 New York
9 Virginia
10 Washington

Reply Attention of  Virgil Z. Hlus
Direct Tel.  604.891.7707
EMail Address  vzh@cwilson.com
Our File No.  33486-0001

October 18, 2007

Easy Energy, Inc.
49 Ha’aroshet St., P.O. Box 6409
Karmiel 20100, Israel

Attention:  Guy Ofir

Dear Sirs:

Re: Common Stock of Easy Energy, Inc. – Registration Statement on Form SB-2

We have acted as special counsel for Easy Energy, Inc, a Nevada corporation (the "Company"), in connection with the preparation of the Company’s Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed resale by the selling security holders named in the Registration Statement (the “Selling Stockholders”) of up to 3,033,319 shares of the Company’s common stock (the “Registered Shares”) held by the Selling Stockholders.

HSBC Building     800 – 885 West Georgia Street     Vancouver BC  V6C 3H1     Canada     Tel.:  604.687.5700     Fax:  604.687.6314     www.cwilson.com

Some lawyers at Clark Wilson LLP practice through law corporations.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(a)

Our opinion is limited to the laws of the State of Nevada and the federal laws of the United States of America applicable thereto;

(b)

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

In connection with this opinion, we have examined the following documents:

(a)

Corporate Charter and Articles of the Company;

(b)

By-Laws of the Company;

(c)

Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)

The Registration Statement; and

(e)

The Prospectus/Information Statement (the "Prospectus") constituting a part of the Registration Statement.

In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are validly issued, fully paid and non-assessable shares in the Company’s common stock.

We are familiar with the Nevada Revised Statutes, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation.  This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Interest of Named Experts and Counsel” and consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

CLARK WILSON LLP
/s/ Clark Wilson LLP